As filed with the Securities and Exchange Commission on December 6, 2000
                                                    Registration No. 333-____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                      _________________________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                      ________________________________

                          RIGHTCHOICE MANAGED CARE, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                         43-0303080
              (State or Other                    (IRS Employer
              Jurisdiction of                 Identification No.)
             Incorporation or
               Organization)

          1831 Chestnut Street, St. Louis, Missouri      63103-2275
          (Address of Principal Executive Offices)       (Zip Code)

             RIGHTCHOICE MANAGED CARE, INC. AMENDED AND RESTATED
          NONEMPLOYEE DIRECTORS' NONQUALIFIED DEFERRED COMPENSATION PLAN
                          (Full Title of the Plan)

                            Angela F. Braly, Esq.
      Executive Vice President, General Counsel and Corporate Secretary
                       RightCHOICE Managed Care, Inc.
            1831 Chestnut Street, St. Louis, Missouri  63103-2275
                              (314) 923-4444
   (Name, Address, and Telephone Number, Including Area Code, of Agent For
                                  Service)

                       CALCULATION OF REGISTRATION FEE
Title of  Each   Amount to be       Proposed       Proposed       Amount of
Class of         Registered(2)      Maximum        Maximum       Registration
Securities to                       Offering       Aggregate       Fee(5)
be Registered                       Price Per      Offering
                                    Unit(3)        Price(5)

Common Stock ,      30,000          $29.29        $878,700        $232
par value
$0.01 per
share

Deferred          $1,000,000       100%(4)       $1,000,000       $264
Compensation
Obligations(1)

(1) The deferred compensation obligations being registered are general unfunded and unsecured obligations of the Registrant to pay deferred compensation in the future to participating members of the RightCHOICE Managed Care, Inc. Amended and Restated Nonemployee Directors' Nonqualified Deferred Compensation Plan (the "Plan").
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement shall also be deemed to cover an indeterminate amount of interests offered and to be offered or sold pursuant to the Plan and any additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(3) The securities registered hereunder were and are to be offered pursuant to the Plan.
(4) The deferred compensation obligations being registered represent the maximum amount of compensation deferrals which were and it is anticipated may be made by participants in the Plan during the approximate twenty-four month period following the initial offering date under the Registration Statement.
(5) The amount set forth herein is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1). Pursuant to Rule 457(c), the amount set forth herein represents the average of the high and low prices of the Registrant's Common Stock as of December 1, 2000, such date being within five business days of the filing of this Registration Statement.

  PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information required in Part I of the registration statement will be provided to each plan participant as required by Rule 428(b)(1). Such documents are not being filed with the Commission in accordance with the instructions to Form S-8 but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

  PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, as filed with the Commission, are incorporated by reference herein:

     (1)  The Registrant's final prospectus/proxy statement dated
October 4, 2000 filed with the Commission on October 6, 2000; and

     (2) The description of the Registrant's common stock contained in its Registration Statement on Form 8-A filed with the Commission on May 24, 2000.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

     Under the RightCHOICE Managed Care, Inc. Amended and Restated Nonemployee Directors' Nonqualified Deferred Compensation Plan, a nonemployee director of the Registrant may defer the annual compensation paid by the Registrant or any of its majority owned subsidiaries (a "Subsidiary") to the participant for his or her service as a director and may defer the compensation received for attendance at board and committee meetings of the Registrant and its Subsidiaries.

     Participants may defer their fees into either a deferred cash account or a stock unit account. The number of stock units credited to a participant's stock unit account equals the quotient of the amount of the annual fee and/or meeting fee that would have otherwise been payable divided by the reported closing price per share of the Registrant's common stock on the New York Stock Exchange.

     Participants are entitled to distribution following their termination of service as a member of the Registrant's or a Subsidiary's board of directors. A participant may elect to receive the value of his or her deferred cash account in one lump sum payment or annual installment payments over a period up to five years. A nonemployee director may elect to receive the balance of his or her stock unit account in shares of the Registrant's common stock in a single distribution or in a series of distributions over a period up to five years.

     If a participant elects to receive a lump-sum distribution from his or her stock unit account, the distribution will be a number of shares of the Registrant's stock equal to the number of the participant's stock units. If a participant elects to receive annual installments from his or her stock unit account, the amount of each distribution will be shares of the Registrant's common stock equal in number to the number of stock units credited to a participant's stock unit account as of the date immediately preceding the date of distribution divided by the number of installments remaining to be paid.

     The plan is administered by a committee approved by the Registrant's board of directors.

     The foregoing discussion is qualified in its entirety by reference to the Plan.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters in connection with the deferred compensation obligations to be registered hereby and the shares of common stock to be issued through the RightCHOICE Managed Care, Inc. Amended and Restated Nonemployee Directors' Nonqualified Deferred Compensation Plan have been passed upon for the Registrant by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri 63102.

Item 6.  Indemnification of Directors And Officers.

     The certificate of incorporation and bylaws of the Registrant provide for directors and officers of the company who are or were parties to any threatened, pending or completed civil, criminal, administrative or investigative action to be indemnified against expenses, judgements, fines and amounts paid in settlement to the fullest extent permitted by Delaware law. Pursuant to Delaware law, a director or officer will be indemnified against liability, provided he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the company. Furthermore, a director or officer will be indemnified against criminal action expenses and fines, provided he or she had no reasonable cause to believe his or her conduct was unlawful. However, a director or officer who is involved in litigation initiated by or in the right of the company who is adjudged to be liable to the company will not be entitled to indemnification, unless (i) he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the company, or in a criminal action he or she had no reasonable cause to believe his or her conduct was unlawful, and (ii) the court in which the finding of liability was rendered determines that despite the adjudication of liability, the director of officer is fairly and reasonably entitled to indemnification.

     To the extent that a director or officer is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the company, or serves or served any other enterprise or organization at the request of the Registrant, he or she will be indemnified against expenses (including attorneys'
fees) actually and reasonably incurred in connection with such action. Additionally, the company may advance funds to a director or officer prior to a final disposition of the matter, provided the director or officer agrees to repay any such advancements if it is determined that the director or officer is not entitled to indemnification by the company.

     The Registrant's bylaws also authorize it to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the company cannot indemnify its directors and officers. The Registrant currently has in effect a directors' and officers' liability insurance policy. The bylaws also provide for the company to indemnify persons other than its officers and directors to the fullest extent permitted by Delaware law, however, any such indemnification is at the company's absolute discretion.

     In addition to the provision for indemnification discussed above, the Registrant's certificate of incorporation contains a provision that eliminates the personal liability of a director of the Registrant and its stockholders for monetary damages resulting from a breach of his or her fiduciary duty. However, a director is not relieved from liability for (i) any breach of the duty of loyalty to the company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Registrant's common stock under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

     Under the terms of an Indemnification Agreement between the Registrant and The Missouri Foundation For Health, The Missouri
Foundation For Health will indemnify all directors and officers of the Registrant from any income tax liabilities which may arise in or for any claims arising out of the reorganization of RightCHOICE Managed Care Inc., a Missouri corporation, or the events that gave rise to the litigation between Blue Cross and Blue Shield of Missouri and the State of Missouri.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The   following   exhibits   are   submitted   herewith   or
incorporated by reference herein.

Exhibit      Exhibit
Number
4(a)         Certificate   of   Incorporation   of   RightCHOICE
             Managed  Care, Inc. (incorporated by  reference  to
             Exhibit    3(a)    of   Registrant's   Registration
             Statement on Form S-4 (File No. 333-34750)).

4(b)         Bylaws    of   RightCHOICE   Managed   Care    Inc.
             (incorporated by reference to Exhibit 3(b) of Registrant's Registration Statement on Form S-4
             (File No. 333-34750)).

4(c)         RightCHOICE   Managed  Care,   Inc.   Amended   and
             Restated    Nonemployee   Directors'   Nonqualified
             Deferred Compensation Plan.

5            Opinion of Lewis, Rice & Fingersh, L.C.

23(a) Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5).

23(b)        Consent of PricewaterhouseCoopers LLP.

24           Powers of Attorney.



Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)    To  include  any  prospectus  required   by
          Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided,   however,  that  paragraphs  (a)(1)(i)   and
     (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     The   Registrant.   Pursuant  to  the  requirements  of  the
Securities  Act  of 1933, the Registrant certifies  that  it  has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on December 4, 2000.

                                   RightCHOICE Managed Care, Inc.
                                   (Registrant)

                              By:  /s/ John O'Rourke
                                   John A. O'Rourke
                                   President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of  1933, this  Registration Statement has been signed on December 4,  2000 by the following persons in the capacities indicated.

Name                          Title

/s/ John O'Rourke
John A. O'Rourke              President , Chief Executive
                              Officer, and Director (principal
                              executive officer)

/s/ Sandra A. Van Trease
Sandra A. Van Trease          Senior Executive Vice President
                              and Chief Financial Officer and
                              Chief Operating Officer (principal
                              financial and accounting officer)

            *
William H.T. Bush             Director

            *
Earle H. Harbison, Jr.        Director

            *
Roger B. Porter, Ph.D.        Director

            *
William J. Schicker           Director

            *
Gloria W. White               Director


*By:/s/ Angela F. Braly
       Attorney in Fact


                        INDEX TO EXHIBITS

Reg. S-K                           Exhibit
Item 601
Exhibit
No.

4(a)         Certificate   of   Incorporation   of   RightCHOICE
             Managed  Care, Inc. (incorporated by  reference  to
             Exhibit    3(a)    of   Registrant's   Registration
             Statement on Form S-4 (File No. 333-34750)).

4(b)         Bylaws    of   RightCHOICE   Managed   Care    Inc.
             (incorporated by reference to Exhibit 3(b) of Registrant's Registration Statement on Form S-4
             (File No. 333-34750)).

4(c)         RightCHOICE   Managed  Care,   Inc.   Amended   and
             Restated    Nonemployee   Directors'   Nonqualified
             Deferred Compensation Plan.

5            Opinion of Lewis, Rice & Fingersh, L.C.

23(a) Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5).

23(b)        Consent of PricewaterhouseCoopers LLP.

24           Powers of Attorney.